Exhibit 10.32

SPECIAL DEVICES, INCORPORATED

Amended and Restated 1999 Stock Option Plan

1.                                       PURPOSE.                                   This Stock Option Plan (the “Plan”) is intended as an incentive to encourage stock ownership by officers and directors and executive and professional employees of Special Devices, Incorporated (the “Company”) and its Parent and Subsidiary corporations so that they may acquire or increase their equity interest in the success of the Company and its Parents and Subsidiaries, and to encourage them to remain in the service of the Company or of its Parents or Subsidiaries.  Each option granted under this Plan will be designated as either an “Incentive Stock Option” or a “Nonqualified Stock Option.” It is intended that each option designated as an Incentive Stock Option granted under this Plan will qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

2.                                       DEFINITIONS.

2.1                                 “Board of Directors” means the board of directors of the Company.

2.2                                 “Change in Control” shall mean the happening of any of the following:

2.2.1                        any person who is not a stockholder of the Company or of any Parent on the date of adoption of this Plan (or group of such persons acting in concert) acquires, during any period of twelve consecutive calendar months, stock of the Company or of a Parent representing a majority of the voting power of all stock of the Company or any Parent having the right to vote for the election of directors;

2.2.2                        the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a Recapitalization of the Company;

2.2.3                        the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets or any transaction having a similar effect; or

2.2.4                        if the Company enters into an agreement with an unrelated party for the sale of all or substantially all of the assets or outstanding stock of a Subsidiary (or a transaction having a similar effect), or any other event occurs by reason of which a Subsidiary ceases to be a Subsidiary of the Company, a Change in Control shall be deemed to have occurred with respect to those Employees who are then employed by such Subsidiary.

2.3                                 “Change in Control Date” shall mean the earliest date on which one of the events described in the definition of “Change in Control” occurs, as determined by the Board of Directors, in its sole discretion, provided that, if Section 2.2.4 of the definition of “Change of Control” applies, the Change in Control Date shall be deemed to be the date of the agreement, provided that the transaction does close.

2.4                                 “Change in Control Price” shall mean the highest fair market value, or the highest price paid or offered in any bona fide transaction related to a Change in Control of the Company, at any time during the sixty (60) days preceding the Change in Control Date.

2.5                                 “Code” means the Internal Revenue Code of 1986, as amended.

2.6                                 “Company” means Special Devices, Incorporated, a Delaware corporation.

2.7                                 “Employee” means any bona fide full or part time common law employee of the Company or of any Parent or Subsidiary of the Company.

2.8                                 “Incentive Stock Option” means an Option granted pursuant to this Plan intended to qualify and designated as an incentive stock option within the meaning of Section 422 of the Code.

2.9                                 “Nonqualified Stock Option” means any Option granted pursuant to this Plan other than an Incentive Stock Option.

2.10                           “Option” or “Stock Option” means any stock option granted pursuant to this Plan.

2.11                           “Optionee” means any individual to whom an Option is granted pursuant to this Plan.

2.12                           “Parent” means, at the time of granting any Option, any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.13                           “Plan” means the Special Devices, Incorporated 1999 Stock Option Plan.

2.14                           “Recapitalization” means any reorganization, merger or other subdivision, consolidation, recapitalization, reclassification, stock split, combination of shares, issuance of warrants, stock dividend or similar event with respect to or affecting the common stock of the Company, par value one cent ($.01) per share.

2.15                           “Stock Option Committee” means the committee appointed to administer the Plan pursuant to Article 7 herein, if such committee is appointed.

2.16                           “Subsidiary” means, at the time of granting any Option, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.17                           “Ten Percent Shareholder” means any person who owns (or is considered by reason of Section 425(d) of the Code to own) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company.

3.                                       ELIGIBILITY.                    The persons who shall be eligible to receive Options shall be such officers, directors and executive and professional employees of the Company or its Parent or Subsidiary corporations as the Board of Directors shall select from time to time.  An Optionee may hold more than one Option, but only on the terms and subject to the restrictions hereafter set forth.

4.                                       STOCK.                                                 The stock subject to the Options shall be shares of the Company’s authorized but unissued or reacquired common stock, par value one cent ($.01) per share, hereafter sometimes called Stock.  The aggregate number of shares which may be issued under Options shall not exceed six hundred forty-five thousand (645,000) shares of Stock.  The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 5.12 of the Plan.  If any outstanding Option for any reason expires or is terminated, the shares of Stock allocable to the unexercised portion of such Option may again be subjected to an Option under the Plan.

5.                                       TERMS AND CONDITIONS

5.1                                 Option Agreement.  Stock Options granted pursuant to the Plan shall be authorized by the Board of Directors and shall be evidenced by agreements in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions set forth in this Article 5.  The agreements shall not impose upon the Company or its Parents or Subsidiaries any obligation to retain the Optionee in their employ for any period.

5.2                                 Number of Shares.  Each Option shall state the number of shares of Stock to which it pertains.

5.3                                 Option Price.  Each Option shall state the option price, which in the case of an Incentive Stock Option shall be not less than (i) one hundred percent (100%) of the fair market value of the shares of Stock on the date of the granting of the Option if the Optionee is not a Ten Percent Shareholder, or (ii) one hundred ten percent (110%) of the fair market value of the shares of Stock on the date of the granting of the Option if the Optionee is a Ten Percent Shareholder.  The fair market value of the shares of Stock shall be determined pursuant to Section 7.2.

5.4                                 Medium and Time of Payment.  The option price shall be payable upon the exercise of the Option and may be paid in cash or by good check.  At the sole option of the Company, if approved by the Board of Directors, a portion of the purchase price may be paid by delivery of shares of Stock previously owned by the Optionee, duly endorsed for transfer to the Company, with a fair market value (as determined by the Board of Directors) on the date of delivery equal to the option price, or by delivery of a recourse promissory note bearing interest at such rate, on such other terms and in form and with security satisfactory to the Company, or any combination of the foregoing approved by the Board of Directors.  Exercise of an Option shall not be effective until the Company has received written notice of exercise, specifying the number of whole and fractional shares of Stock to be purchased, accompanied by payment in full of the aggregate option price of the number of shares purchased.

5.5                                 Term of Options.  Each Option, by its terms, shall not be exercisable after the expiration of ten years from the date the Option is granted, provided, however, that any Incentive Stock Option granted to a Ten Percent Shareholder, by its terms, shall not be exercisable after the expiration of five years from the date the Option is granted.  Any Option may provide that it will expire within a shorter period than the maximum permitted hereby.

5.6                                 Installments.  Each Option shall be exercisable on such dates and in such amounts (subject to the other provisions hereof) as shall be determined by the Board of Directors.  It is not required that each Option have the same installment provisions.  In its sole discretion, the Board of Directors may accelerate the exercise date of part or all of any Option.

5.7                                 Transferability.  Each Option, by its terms, shall not be transferable by the individual to whom granted otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Optionee’s lifetime, only by the Optionee.

5.8                                 Limits on Exercise.  Each Option shall be subject to the requirement that, if at any time the Board of Directors, in its discretion, shall determine that the listing, registration, or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option, or the issue or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

5.9                                 Limit on Options.  An Option shall not be an Incentive Stock Option to the extent that the aggregate fair market value of stock with respect to which such Option is exercisable for the first time by any individual during any calendar year (taking into account all Incentive Stock Options simultaneously or previously granted under all stock option plans of the Company and its Parents and Subsidiaries) exceeds One Hundred Thousand Dollars ($100,000).

5.10                           Termination of Employment.  Each Option by its terms shall not be exercisable after thirty (30) days after the termination of employment of the individual to whom the Option was granted, unless such termination was a result of the death or disability of the employee, and may provide that it shall not be exercisable after the date of termination of employment of the individual to whom the Option was granted.

5.11                           Expiration of Plan.  No Option shall be granted under this Plan more than ten years from the date on which this Plan was adopted or approved by the stockholders of the Company, whichever is earlier.  No Option granted under this Plan shall be valid unless the Plan is approved by the stockholders of the Company within twelve (12) months before or after its adoption by the Board of Directors.

5.12                           Recapitalization.  Upon any Recapitalization, the Board of Directors shall make an appropriate and equitable adjustment in the number and kind of securities with respect to which rights may be granted under this Plan and the price at which such securities may be purchased, and an appropriate and equitable adjustment in the number and kind of securities that may be purchased under each outstanding Option and the price at which shares may be purchased under each such Option.

The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred shares or common shares, the dissolution or liquidation of the Company, any sale or transfer of all or any part of the Company’s assets or business, or any other act, whether or not similar to the events described above.

5.13                           Rights as a Stockholder.  An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate for such shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5.12 hereof.

5.14                           Modification, Extension and Renewal of Options.  Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefore (to the extent not theretofore exercised).  Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

5.15                           Investment Purpose.  Each Option under the Plan shall be granted on the condition that the purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution unless the stock subject to such Option is registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or a resale of such stock without such registration would otherwise be permissible.  Each person exercising an Option must represent that such condition is fulfilled, unless in the opinion of counsel for the Company such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

5.16                           Withholding Taxes.  Whenever under the Plan shares are to be issued or cash is to be paid in satisfaction of Options, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or payment of such cash.

5.17                           Termination of Options.  Each Option, by its terms, shall reserve to the Company the right to terminate the Option, in connection with a Change in Control for a payment in cash equal to the difference between the exercise price for the shares of Stock subject to the Option and the Change in Control Price of such Stock.

5.18                           Other Provisions.  The Option agreements authorized under the Plan shall contain such other provisions, including, without limitation, such rights of redemption, purchase and first refusal, and such other restrictions upon the exercise of Options or the transfer of the Stock issued upon exercise, as the Board of Directors of the Company shall deem advisable.  Any Incentive Stock Option agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option will be an “Incentive Stock Option” as defined in Section 422 of the Code.

6.                                       EXERCISE OF OPTIONS

6.1                                 Stock Transfer Books.  Notwithstanding any other provision of this Plan or of any Option, no stock shall be issued by the Company while its stock transfer books are closed.

6.2                                 Securities Laws.  Notwithstanding any other provision of this Plan or of any Option, no Option shall be exercisable, and no stock shall be issued upon the exercise of any Option, if such exercise or such issuance of stock would result in any violation of law or the imposition on the Company of a requirement that it commence filing periodic reports under the Securities Exchange Act of 1934 or any similar provision of law.

7.                                       ADMINISTRATION

7.1                                 Administration by Board of Directors.  The Plan shall be administered by the Board of Directors.  The interpretation and construction by the Board of Directors of any provisions of the Plan or of any Option granted under it shall be final.  The Board of Directors shall have the authority to appoint a Stock Option Committee to assume the duties and responsibilities of administering the Plan.  The Stock Option Committee, if such be established by the Board of Directors, shall be composed of no less than three (3) persons (who shall be members of the Board of Directors), each of whom shall be a “disinterested person” as defined herein, and such Stock Option Committee shall have the same power, authority and rights in the administration of the Plan as the Board of Directors.  No director shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

The Board of Directors shall determine from time to time the persons who shall receive Options hereunder; provided, however, Options may be granted hereunder only to persons who, at the time of the grant thereof, are officers, directors or key employees of the Company and its Parents and Subsidiaries, except as otherwise provided in this Plan; provided, further, that any decision to award Options hereunder to any person or the determination of the maximum number of shares of Stock (as hereinafter defined) which may be subject to Options granted to any such director, employee or officer shall be made by either (i) the Board of Directors, all of the directors of which and all of the directors acting in such matter shall be disinterested persons as defined herein, or (ii) the Stock Option Committee appointed by the Board of Directors pursuant to this section.  For purposes of this Plan, “disinterested person” shall mean a director who is not, during the one year prior to service as an administrator of the Plan, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its Parents or Subsidiaries entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its Parents or Subsidiaries.

7.2                                 Determination of Fair Market Value.  For the purpose of granting Incentive Stock Options, the Board of Directors shall determine the fair market value of the Stock of the Company as follows:

7.2.1  If the Company’s Stock is traded on any recognized stock exchange or exchanges, such fair market value shall be deemed to be the highest closing price of the Stock on such stock exchange or exchanges on the day the Option is granted or if no sale of the Company’s Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock.

7.2.2  During such time as the Stock is not listed on an established exchange, but is actively traded on the over-the-counter market, the fair market value per share shall be the mean between dealer “bid” and “ask” prices of the Stock in the over-the-counter market on the day the Option is granted, as reported by the National Association of Securities Dealers, Inc.

7.2.3  During such time as the Company’s Stock is neither listed on any recognized exchange nor actively traded over-the-counter, the fair market value shall be determined in good faith by the Board of Directors.  In making such determination, the Board of Directors may (but shall not be required to) rely on the opinions of one or more qualified, independent appraisers.

7.3                                 Indemnification.  In addition to such other rights of indemnification as they may have as directors or as members of the Stock Option Committee, the members of the Board of Directors shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board or Stock Option Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Board or Stock Option Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

8.                                       AMENDMENT AND TERMINATION

8.1                                 Amendment.  The Board of Directors of the Company may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive Options or decrease the price at which Incentive Stock Options may be granted, materially increase the benefits accruing to participants under the Plan, materially increase the number of securities which may be issued under the Plan, or materially modify the requirements as to eligibility for participation in the Plan.

9.                                       MISCELLANEOUS

9.1                                 Governing Law.  This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

9.2                                 Construction.  In the event any parts of this Plan are found to be void, the remaining provisions of this Plan shall nevertheless be binding with the same effect as though the void parts were deleted.

9.3                                 Application of Funds.  The proceeds received by the Company from the sale of Stock pursuant to Options will be used for general corporate purposes.

9.4                                 No Obligation to Exercise Option.  The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

9.5                                 Approval of Stockholders.  The Plan shall take effect immediately upon adoption by the Board of Directors.  However, if this Plan is not approved by the stockholders of the Company within the period beginning twelve (12) months before and ending twelve (12) months after the date the Plan is adopted by the Board of Directors, no Options granted hereunder shall constitute Incentive Stock Options.

SPECIAL DEVICES, INCORPORATED

	By:	/s/ THOMAS W. CRESANTE
Thomas W. Cresante
President and Chief Executive Officer

Dated: July 19, 2001

ATTEST:

/s/ LOUIS N. MINTZ

Louis N. Mintz, Assistant Secretary

SPECIAL DEVICES, INCORPORATED

Incentive Stock Option Agreement

No. of Shares subject to Option:             Option No.:             .

This Agreement dated as of                     between Special Devices, Incorporated, a Delaware corporation (the “Company”), and                                    (the Optionee”).

W I T N E S S E T H :

1.                                       GRANT OF OPTION PRIOR GRANTS.

Pursuant to the provisions of the Special Devices, Incorporated 1999 Stock Option Plan (the “Plan”), the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of                (       ) shares of common stock, par value one cent ($0.01) per share, of the Company (the “Shares”), at the purchase price of                 ($       ) per Share, such Option to be exercised as hereinafter provided.  This is an Incentive Stock Option, and shall be so construed.  All terms defined in the Plan are used herein as so defined.

2.                                       TERMS AND CONDITIONS.

It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

2.1                                 Time of Exercise of Option.

2.1.1                                                                        Installment Schedule.  This Option may be exercised as to

(a)                                  one-quarter (1/4) of the Shares beginning one (1) year from the Commencement Date;

(b)                                 an additional one-quarter (1/4) of the Shares beginning two (2) years from the Commencement Date;

(c)                                  an additional one-quarter (1/4) of the Shares beginning three (3) years from the Commencement Date;

(d)                                 in full, to the extent not theretofore exercised, beginning on the earlier of the Change in Control Date or four (4) years from the Commencement Date.

For purposes of this Option, the Commencement Date is agreed to be                                             .

2.1.2                                                                        Expiration Date.  This Option shall expire absolutely ten (10)

years from the date hereof.

2.1.3                                                                        Exercise Upon Termination of Employment.  If the Optionee shall cease to be employed by the Company or a Parent or Subsidiary for any reason other than the Optionee’s death or disability (within the meaning of Section 105(d)(4) of the Code), this Option, to the extent not then exercisable in accordance with its terms, shall terminate and be without further effect.  To the extent this Option is exercisable on the date of termination of employment, it may be exercised at any time within thirty (30) days after such date by the Optionee or, in case of the subsequent death of the Optionee, then by the executors or administrators of the Optionee’s estate or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance, and this Option, to the extent not exercised, shall in all events terminate upon the expiration of such thirty (30) day period or, if earlier, ten (10) years from the date hereof.

2.1.4                                                                        Exercise Upon Loss of Parent or Subsidiary Status.  If the Optionee ceases to be employed by the Company or a Parent or Subsidiary by reason of the employer of the Optionee ceasing to be a Parent or Subsidiary of the Company, then this Option, to the extent not then exercisable in accordance with its terms, shall terminate and be without further effect.  Within a reasonable time after such event (not to exceed thirty (30) days), the Company shall provide written notice to the Optionee of such event (including specific reference to the provisions of this section).  To the extent this Option is exercisable on the date of such event, it may be exercised at any time within thirty (30) days after the later of the date of such event or the date of the notice required by the preceding sentence by the Optionee, or, in case of the subsequent death of the Optionee, then by the executors or administrators of the Optionee’s estate or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance, and this Option, to the extent not exercised, shall in all events terminate upon the expiration of such thirty (30) day period, or, if earlier, ten (10) years from the date hereof.

2.1.5                                                                        Exercise Upon Death or Disability.  If the Optionee shall cease to be employed by the Company or a Parent or Subsidiary by reason of the Optionee’s death or disability, this Option, to the extent not then exercisable in accordance with its terms, shall terminate and be without further effect.  To the extent this Option is exercisable on the date of death or disability, it may be exercised at any time within twelve (12) months after the date of death or disability by the Optionee in case of disability, or in case of the death of the Optionee, then by the executors or administrators of the Optionee’s estate or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance, and this Option, to the extent not exercised, shall in all events terminate upon the expiration of such twelve (12) month period or, if earlier, ten (10) years from the date hereof.

2.1.6                                                                        Acceleration of Exercise Date.  In its sole discretion, the Board of Directors may accelerate the date or dates on which this Option may be exercised in whole or in part.

2.2                                 Method of Exercise. This Option may be exercised as follows:

2.2.1                                                                        Notice of Exercise.  The Optionee shall deliver written notice to the Company specifying the number of Shares as to which the Option is being exercised.

2.2.2                                                                        Payment of Purchase Price.  At the time of any exercise the purchase price of the shares as to which this Option is being exercised shall be paid to the Company in cash or good check, or if approved by the Board of Directors, by the delivery of Shares previously owned by the Employee, duly endorsed for transfer to the Company, with a fair market value (as determined by the Board of Directors) on the date of delivery equal to the aggregate purchase price of the Shares with respect to which the Option is being exercised, or by the delivery of a recourse promissory note bearing interest at such rate, or on such other terms and in form and with security satisfactory to the Company, or any combination of the foregoing approved by the Board of Directors, in its sole discretion.  Notation of any partial exercise shall be made by the Company on Schedule I hereto.

2.2.3                                                                        Restrictions on Transfer/Right of Repurchase; Investment Representation.  Prior to the issuance of any shares upon the exercise of all or any part of this Option, the Company may require the person exercising the Option to (i) execute, become a party to, and subject such shares to restrictions in accordance with the terms of a Stockholders Agreement dated as of December 15, 1998 among the Company and all or substantially all the persons who are stockholders owning shares of Common Stock of the Company as of the date of this Option, as such agreement may be amended and/or restated and in effect at the time of each exercise of this Option, and/or (ii) execute, become a party to, and subject such shares to restrictions in accordance with a stock purchase agreement in a form acceptable to the Company, which stock purchase agreement may grant to the Company the right to repurchase all or any of the shares issued upon exercise of the option, at the purchase price per share provided for herein, in the event that the Optionee ceases to be employed by the Company or a Parent or Subsidiary by reason of the voluntary resignation by the Optionee from his or her employment.  If the Company so requires, the certificate or certificates evidencing the shares issued upon the exercise of all or any part of this Option shall be legended in accordance with said agreement(s).

2.3                                 Nontransferability.  This Option shall not be transferable except by will or by the laws of descent and distribution.  During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee.

2.4                                 Adjustments.  In the event of any change in the Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change affecting the Stock, then in any such event the number and kind of shares subject to this Option and their purchase price per share may be adjusted pursuant to Section 5.12 of the Plan, in such manner as the Board of Directors may in its sole discretion deem equitable.  Any adjustment so made shall be final and binding upon the Optionee.

2.5                                 No Rights as Stockholder.  The Optionee shall have no rights as a stockholder with respect to any shares of Stock subject to this Option prior to the date of issuance to the Optionee of a certificate or certificates for such shares.

2.6                                 Compliance with Law and Regulations.  This Option and the obligation of the Company to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  The Company shall not be required to issue or deliver any certificates for shares of Stock if the Company determines that such issue or delivery would (a) require any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be applicable; (b) require the commencement of the filing by the Company of periodic reports pursuant to the Securities Exchange Act of 1934, or (c) violate any law or governmental regulation.  If at any time the Board of Directors in its discretion determines that the listing, registration of qualification of the shares subject to this Option upon any securities exchange or under any law or regulation, or the consent or approval of any government regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares hereunder, this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

2.7                                 Withholding Taxes.  Whenever under this Option shares are to be issued or cash is to be paid, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or payment of such cash.

2.8                                 Modification, Extension and Renewal.  Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors may modify, extend or renew this Option, or accept the surrender hereof (to the extent not theretofore exercised) and authorize the granting of a new Option or Options in substitution therefor (to the extent not theretofore exercised).  Notwithstanding the foregoing, no modification of this Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

2.9                                 Termination.  The Company hereby reserves the right to terminate this Option in connection with any Change in Control for a payment in cash equal to the difference between the Exercise Price for the shares of Stock subject to the Option and the Change in Control Price of such Stock.

2.10                           Parachute Payments.                             In the event that the aggregate present value of the payments to the Employee under this Agreement, and any other plan, program, or arrangement maintained by the Company or a Subsidiary, constitutes an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code) and the excise tax on such payment would cause the net parachute payments (after taking into account federal, state and local income and excise taxes) to which the Employee otherwise would be entitled to be less than what the Employee would have netted (after taking into account federal, state and local income taxes) had the present value of the Employee’s total parachute payments equaled One Dollar ($1.00) less than three (3) times the Employee’s “base amount” (within the meaning of Code Section 280(G)(b)(3)(A)), the Employee’s total “parachute payments” (within the meaning of Code Section 280G(b)(2)(A)) shall be reduced (by the minimum possible amount) so that their aggregate present value equals One Dollar ($1.00) less than three (3) times such base amount.  For purposes of this calculation, it shall be assumed that the Employee’s tax rate will be the maximum marginal federal, state and local income tax rate on earned income, with such maximum federal rate to be computed with regard to Code Section 1(g), if applicable.  In the event that the Employee and the Company are unable to agree as to the amount of the reduction described above, if any, the Employee shall select a law firm or accounting firm from among those regularly consulted (during the twelve (12) month period immediately prior to the change in control that resulted in the characterization of the payments as parachute payments) by the Company regarding federal income tax or employee benefit matters, and such law firm or accounting firm shall determine the amount of such reduction and such determination shall be final and binding upon the Employee and the Company.

3.                                       REPRESENTATIONS AND OBLIGATIONS OF OPTIONEE.

In consideration of the grant of this Option, the Optionee hereby represents and agrees as follows:

3.1                                 Optionee Bound by Plan. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.  Any term used herein with the first letter of such term capitalized shall have the same meaning as in the Plan.

3.2                                 Investment Representation.  Optionee hereby represents that any shares purchased pursuant to this Option will be acquired for the Optionee’s own account for investment and not with a view to, or for the offer or sale in connection with, the distribution of any such shares.

3.3                                 Best Efforts.  Optionee agrees to use his or her best efforts for the benefit of the Company during his or her employment or other relationship with the Company.

3.4                                 Restrictions.  The Optionee agrees that any shares of Stock acquired pursuant to exercise of this Option shall be subject to rights of repurchase and other restrictions as contemplated by Section 2.2.3 of this Agreement.

3.5                                 No Rights to Continued Employment.  The Optionee acknowledges that neither any of the terms and provisions of the Plan or this Agreement nor the grant of this option to the Optionee shall be construed to give to the Optionee any rights to continued employment with the Company or a Parent or Subsidiary thereof, or to give to the Optionee any rights whatsoever in connection with such employment, except as expressly provided in the Plan or this Agreement.  Except as may otherwise be provided in a written agreement between the Optionee and the Company or a Parent or Subsidiary, the Optionee is an employee at will, and each party to the employment relation has a right to terminate such employment at any time and for any reason, or for no reason at all.

4.                                       NOTICES.

Notices delivered pursuant to this Agreement shall be in writing, and shall be deemed to have been duly given when a) delivered by hand; (b) sent by facsimile (with receipt confirmed), provided that a copy is promptly thereafter mailed by first-class prepaid certified mail, return receipt requested; (c) received by the addressee, if sent with delivery receipt requested by Express Mail, Federal Express, other express delivery service or first-class prepaid certified mail, in each case to the appropriate addresses and facsimile numbers set forth below, or to such other address(es) or facsimile number(s) as a party may designate as to itself by notice to the other party.

(a)                                  If to the Company:

Special Devices, Incorporated

14370 White Sage Road

Moorpark, CA   93021

Facsimile:               (805) 553-1208

Attention:                                         Thomas W. Cresante,

President and Chief Executive Officer

with a copy sent by any of the foregoing methods simultaneously to:

Louis N. Mintz

c/o J.F. Lehman & Company

2001 Jefferson Davis Highway, Suite 607

Arlington, VA   22202

Facsimile:                                            (703) 418-6099

(b)                                 If to the Optionee:

To the latest home address as shown on the Company’s personnel records subject to the right of either party to designate at any time hereafter in writing some other address.

5.                                       COUNTERPARTS.

This Agreement has been executed in two counterparts each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Special Devices, Incorporated has caused this Agreement to be executed by its President or a Vice President and Optionee has executed this Agreement, both as of the day and year first above written.

SPECIAL DEVICES, INCORPORATED

By:
Thomas W. Cresante,
President and Chief Executive Officer

OPTIONEE

CONSENT OF SPOUSE

The undersigned spouse of                                has read and hereby approves the terms and conditions of this Incentive Stock Option Agreement No.                (the “Option Agreement”) by and between Special Devices, Incorporated (the “Company”) and the said                             , dated as of                          .  In consideration of the Company’s granting his/her spouse the right to purchase Shares as set forth in the Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Option Agreement and further agrees that any community property interest shall be similarly bound.  The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Option Agreement and agrees to be bound by the provisions of the Option Agreement insofar as the undersigned may have any rights thereunder or in any shares issued pursuant thereto under the community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Option Agreement.

Print Name:

OR

CERTIFICATE OF OPTIONEE

I hereby certify that I have no spouse.  In the event of any marriage, I undertake to deliver to the Company a Consent of Spouse in the form set forth above within not less than five (5) business days following such marriage.

Schedule I

to

SPECIAL DEVICES, INCORPORATED

Incentive Stock Option Agreement No.:         .
dated                  (the “Agreement”) by and between
Special Devices, Incorporated (the “Company”)
and
                  (the “Optionee”)

WHEREAS, the Optionee has this day delivered to the Company written notice of partial exercise of the Option granted by the Agreement; and

WHEREAS, in accordance with Section 2.2.1 of the Agreement, said written notice specified that the number of Shares as to which the Option is being exercised is                             Shares; and

WHEREAS, Section 2.2.1 of the Agreement requires that notation of any partial exercise of the Option be made on this Schedule I to the Agreement;

NOW, THEREFORE, it is hereby acknowledged and agreed that the Option granted by the Agreement has this day been exercised as to                          Shares.

IN WITNESS WHEREOF, Special Devices, Incorporated has caused this Schedule to be executed by its President or a Vice President and Optionee has executed this Schedule, both as of the            day of                              ,              .

SPECIAL DEVICES INCORPORATED

By:

OPTIONEE